Exhibit 99.1

Fidelity National Financial, Inc. Reports First Quarter 2013 EPS of $0.39 and Pre-Tax Title Margin of 12.3%; Strongest First Quarter Title Results Since 2004

Jacksonville, Fla. - (May 1, 2013) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services and diversified services, today reported operating results for the three-month period ended March 31, 2013.

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Adjusted pre-tax title margin of 12.3% for the first quarter versus 10.7% in the first quarter of 2012, nearly a 170 basis point, or 16%, increase over the prior year; highest first quarter pre-tax title margin since 2004

•
Open title orders of 643,000 for the first quarter, a decrease of 8,000, or 1%, from the first quarter of 2012; open orders per day of 10,540 for the first quarter versus 10,500 open orders per day for the first quarter of 2012; closed orders of 487,000 increased by 19% over the first quarter of 2012

•	Purchase orders opened and closed per day increased by 7% and 14%, respectively, versus the first quarter of 2012

•
First quarter commercial title revenue of $88 million, a 6% increase over the first quarter of 2012, primarily driven by a 16% increase in the commercial fee per file offset by a 9% decline in closed orders

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Restaurant group total revenue of $351 million, adjusted EBITDA of $19 million, adjusted EBITDA margin of 5.3% and a pre-tax loss of $4 million, which includes $5 million in impairments related to the closing of three unprofitable J. Alexander's locations and one Max & Erma's location, for a ($0.01) impact on earnings per share

•
Remy total revenue of $285 million, adjusted EBITDA of $33 million, adjusted EBITDA margin of 11.6% and pre-tax loss of $1 million, which includes a one-time $7 million executive separation expense for a ($0.02) impact on earnings per share

Consolidated ($ in millions except per share amounts)

	Three Months Ended	Three Months Ended
	March 31, 2013	March 31, 2012
Total revenue	$2,050	$1,190
Net earnings attributable to common shareholders	$90	$74
Net earnings per diluted share attributable to common shareholders	$0.39	$0.33
Cash flow used in operations	$(36)	$(45)

The following are summary financial and operational results for the operating segments of FNF for the three-month periods ended March 31, 2013 and 2012:

Fidelity National Title Group (“FNT”) ($ in millions)

	Three Months Ended	Three Months Ended
	March 31, 2013	March 31, 2012
Total revenue	$1,385	$1,175
Pre-tax earnings	$171	$129
Realized gains (losses)	$—	$(4)
Adjusted pre-tax earnings	$171	$125
Adjusted pre-tax margin	12.3%	10.7%

Month	Direct Orders Opened	Direct Orders Closed
January 2013	218,000	167,000
February 2013	203,000	155,000
March 2013	222,000	165,000

First Quarter 2013	643,000	487,000

Month	Direct Orders Opened	Direct Orders Closed
January 2012	205,000	121,000
February 2012	230,000	135,000
March 2012	216,000	154,000

First Quarter 2012	651,000	410,000

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In millions)	Fee Per File
First Quarter 2013	18,700	10,600	$88	$8,300
First Quarter 2012	19,800	11,700	$83	$7,100

•
The preceding table only includes commercial activity from FNF's commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.

Restaurant Group ($ in millions)*

Three Months Ended
March 31, 2013
Operating revenue	$356
Realized losses	(5)
Total revenue	351
Pre-tax loss	(4)
Depreciation & amortization	13
Interest expense	2
EBITDA	11
Realized losses	5
Transaction and integration costs	3
Adjusted EBITDA	19
Adjusted EBITDA margin	5.3%

* Consolidation of Restaurant Group results began May 11, 2012

Remy ($ in millions)*

Three Months Ended
March 31, 2013
Operating revenue	$284
Interest and investment income	1
Total revenue	285
Pre-tax loss	(1)
Depreciation & amortization	19
Interest expense	7
EBITDA	25
Executive severance	7
Stock compensation	1
Adjusted EBITDA	33
Adjusted EBITDA margin	11.6%

* Consolidation of Remy results began August 15, 2012

“The first quarter was a great start to the year, with a continuation of the momentum we built in 2012,” said Chief Executive Officer George P. Scanlon. “We achieved our strongest first quarter in the title business since 2004, producing pre-tax earnings of $171 million and a pre-tax title margin of 12.3%. Title operating revenue grew by 19% over the first quarter of 2012, with pre-tax earnings increasing by 33% and the pre-tax margin improving by nearly 170 basis points. The commercial title business continued to perform solidly, with $88 million in revenue, a 6% increase over the first quarter of 2012. While we continue to operate in a refinance driven marketplace, we are continuing to see a growing percentage of our open orders coming from purchase transactions. During the first quarter, 38% of total title orders opened were purchase transactions, versus 36% in the first quarter of 2012, with the purchase mix increasing each month during the first quarter, peaking at nearly 41% of open orders in March. Overall, purchase orders opened and closed per day increased by 7% and 14%, respectively, in the first quarter versus the prior year. With an improving purchase market, continued low mortgage rates and a stabilizing economy, we are confident in our ability to continue to produce industry-leading earnings in our title business.”

“Remy continues to make significant investments in a global growth strategy that are expected to benefit future performance, including improved coverage in the light duty aftermarket business and the launch of a new plant and engineering center in Wuhan, China that recently opened,” said Chairman William P. Foley, II. “Additionally, the company secured new business with key Asian customers, launched new products across the globe and continues its operational restructuring efforts. We believe Remy is positioning itself to take advantage of both an improving global economy and a growing automotive marketplace.

“Our restaurant operations remain focused on continually improving financial performance, most specifically through the continued integration, redesign and update of the O'Charley's concept. The restaurant group generated a 5.3% adjusted EBITDA margin, a 20 basis point sequential improvement from the fourth quarter of 2012, despite a seasonally slow and challenging first quarter. We remain confident that we will continue to show improved financial performance in our restaurant operations as we move through 2013.”

Conference Call
FNF will host a call with investors and analysts to discuss first quarter 2013 results on Thursday, May 2, 2013, beginning at 11:00 a.m. Eastern Time. The dial-in number is 800-230-1074. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at www.fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at www.fnf.com. The telephone replay will be available from 1:00 p.m. Eastern time on May 2, 2013, through May 9, 2013, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 287981.

About FNF
Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services and diversified services. FNF is the nation's largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title - that collectively issue more title insurance policies than any other title company in the United States. FNF owns a 55% stake in American Blue Ribbon Holdings, LLC, a family and casual dining restaurant owner and operator of the O'Charley's, Ninety Nine Restaurant, Max & Erma's, Village Inn, and Bakers Square concepts. FNF also owns an 87% stake in J. Alexander's, LLC, an upscale dining restaurant owner and operator of the J. Alexander's and Stoney River Legendary Steaks concepts. In addition, FNF also owns a 51% stake in Remy International, Inc., a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles. FNF also owns a minority interest in Ceridian Corporation, a leading provider of global human capital management and payment solutions. More information about FNF can be found at www.fnf.com.

Forward Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In millions, except per share amounts and fee per file)

	Three Months Ended
	March 31,
	2013	2012
	(Unaudited)
Direct title premiums	$414	$354
Agency title premiums	524	414
Total title premiums	938	768
Escrow, title-related and other fees	443	382
Total title and escrow	1,381	1,150

Restaurant revenue	356	—
Remy revenue	284	—
Interest and investment income	33	36
Realized gains and losses	(4)	4
Total revenue	2,050	1,190

Personnel costs	521	408
Other operating expenses	327	275
Cost of restaurant revenue	305	—
Cost of Remy revenue (includes $18 million of D&A)	240	—
Agent commissions	397	316
Depreciation and amortization	34	17
Title claim loss expense	65	54
Interest expense	23	15
Total expenses	1,912	1,085

Earnings from continuing operations before taxes and equity investments	138	105
Income tax expense	46	37
Earnings from continuing operations before equity investments	92	68
Earnings (loss) from equity investments	(3)	6
Earnings from continuing operations, net of tax	89	74
Earnings from discontinued operations, net of tax	—	3
Net earnings	89	77
Non-controlling interests	(1)	3
Net earnings attributable to common shareholders	$90	$74
Earnings per share:
Net earnings from continuing operations attributable to common shareholders - basic	$0.40	$0.34
Net earnings from continuing operations attributable to common shareholders - diluted	$0.39	$0.33

Weighted average shares - basic	225	219
Weighted average shares - diluted	231	223

Direct operations orders opened (000's)	643	651
Direct operations orders closed (000's)	487	410
Fee per file	$1,373	$1,398
Actual title claims paid	$91	$103

 FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

Three Months Ended			Restaurant		Corporate
March 31, 2013	Consolidated	FNT	Group	Remy	and Other
Gross operating revenue	$2,021	$1,352	$356	$284	$29

Interest and investment income	33	33	—	1	(1)
Realized gains and losses	(4)	—	(5)	—	1
Total revenue	2,050	1,385	351	285	29

Personnel costs	521	454	15	27	25
Other operating expenses	327	281	20	11	15
Cost of revenue	545	—	305	240	—
Agent commissions	397	397	—	—	—
Depreciation and amortization	34	17	13	1	3
Title claim loss expense	65	65	—	—	—
Interest expense	23	—	2	7	14
Total expenses	1,912	1,214	355	286	57

Pretax earnings (loss) from continuing operations	138	171	(4)	(1)	(28)

Pretax margin	6.7%	12.3%	—	—	—
Pretax margin, excluding realized gains	8.6%	12.3%	—	—	—

Open orders	643	643	—	—	—
Closed orders	487	487	—	—	—

Three Months Ended			Restaurant		Corporate
March 31, 2012	Consolidated	FNT	Group	Remy	and Other
Gross operating revenue	$1,150	$1,136	—	—	$14

Interest and investment income	36	35	—	—	1
Realized gains and losses	4	4	—	—	—
Total revenue	1,190	1,175	—	—	15

Personnel costs	408	401	—	—	7
Other operating expenses	275	259	—	—	16
Agent commissions	316	316	—	—	—
Depreciation and amortization	17	16	—	—	1
Title claim loss expense	54	54	—	—	—
Interest expense	15	—	—	—	15
Total expenses	1,085	1,046	—	—	39

Pretax earnings (loss) from continuing operations	105	129	—	—	(24)

Pretax margin	8.8%	11.0%	—	—	—
Pretax margin, excluding realized gains	8.5%	10.7%	—	—	—

Open orders	651	651	—	—	—
Closed orders	410	410	—	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions, except per share amounts)

	March 31, 2013	December 31, 2012
	(Unaudited)
Cash and investment portfolio	$4,989	$5,185
Goodwill	1,883	1,909
Title plant	374	374
Total assets	9,682	9,903
Notes payable	1,354	1,344
Reserve for claim losses	1,723	1,748
Secured trust deposits	468	528
Total equity	4,773	4,749
Book value per share	$20.99	$20.78

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